545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS SECOND QUARTER 2015 EARNINGS
• Completed Portfolio Repositioning Program
• Significantly Improved Balance Sheet

IRVING, Texas, July 28, 2015 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported results for the second quarter ended June 30, 2015.
Second Quarter Highlights

•	Same-store RevPAR increased 7.3% over the same period in 2014. RevPAR increased 9.4% in June.

•	Adjusted FFO per share increased to $0.28.

•	Adjusted EBITDA was $69.7 million and same-store Adjusted EBITDA increased by $7.2 million, or 11.9%, to $67.7 million compared to the same period in 2014.

•	Net loss per share was $0.12.

•	Issued 18.4 million shares of common stock at $11.25 per share for aggregate net proceeds of $198.7 million.

•	Redeemed all $170 million of our 8.0% Series C Cumulative Preferred Stock.

•	Issued $475 million of 6.0% senior unsecured notes due 2025, and redeemed all $525 million of 6.75% senior secured notes due 2019.

•	Repaid $189 million of mortgage debt and increased unencumbered hotels to 19.

•
Sold three hotels for aggregate gross proceeds of $90 million in the quarter and another hotel for $14 million in July. Agreed to sell the remaining non-strategic hotel, which is expected to close in the third quarter.

•	Amended the line of credit to expand its borrowing capacity from $225 million to $400 million, extended the final maturity to 2020 and lowered the effective interest rate by 62.5 basis points.
“We continue to deliver on our commitments to stockholders. We have essentially completed our portfolio repositioning program, with our sole remaining non-strategic hotel under contract to be sold this quarter. I am very pleased with the results, which are producing exceptional returns, as illustrated by our strong second quarter. We have built a high-quality and well-positioned portfolio that continually outperforms the industry and gains market share,” said Richard A. Smith, President and Chief Executive Officer of FelCor.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Mr. Smith added, “We also completed several important balance sheet initiatives during the quarter that lowered our cost of debt, progressed toward an unsecured corporate debt environment, extended debt maturities and created capacity to fund high return-on-investment projects and other growth opportunities. Those efforts have set us up for continued success.”

Second Quarter Hotel Results

	Second Quarter
	2015	2014	Change
Same-store hotels (39)
RevPAR	$154.48	$143.98	7.3%
Total hotel revenue, in millions	$219.6	$205.8	6.7%
Hotel EBITDA, in millions	$71.8	$65.1	10.3%
Hotel EBITDA margin	32.7%	31.6%	105 bps

RevPAR for our 39 same-store hotels increased 7.3% (to $154.48) from the same period in 2014. The change reflects a 6.4% increase in ADR (to $190.42) and an 0.8% increase in occupancy (to 81.1%). Hotel EBITDA for our 39 same-store hotels increased by 10.3% to $71.8 million and Hotel EBITDA margin was 32.7% during the quarter, a 105 basis point increase.

RevPAR for the eight Wyndham hotels (which we converted from Holiday Inn on March 1, 2013) increased 18.9% (to $151.76) from the same period in 2014. We expect revenue and EBITDA at these properties will continue to grow meaningfully during 2015, supported by the recent renovations and repositioning to upper-upscale. Wyndham Worldwide Corporation has guaranteed the minimum annual NOI for these hotels through 2023. We recorded $584,000 of the guaranteed amount in the quarter.

See page 14 for hotel portfolio composition and pages 15-17 and 21-22 for more detailed hotel portfolio operating data.

Second Quarter Operating Results

	Second Quarter
$ in millions, except for per share information	2015	2014	Change
Same-store Adjusted EBITDA	$67.7	$60.5	11.9%
Adjusted EBITDA	$69.7	$69.2	0.7%
Adjusted FFO per share	$0.28	$0.26	$0.02
Net income (loss) per share	$(0.12)	$0.12	$(0.24)

Same-store Adjusted EBITDA increased 11.9% to $67.7 million from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) was $69.7 million.
Adjusted FFO was $39.3 million ($0.28 per share), compared to $32.9 million ($0.26 per share) for the same period in 2014. Net loss attributable to common stockholders was $17.3 million ($0.12 per share) in 2015, compared to net income of $14.6 million ($0.12 per share) for the same period in 2014. Net loss for the second quarter 2015 included $30.8 million in debt extinguishment charges, offset by a $7.1 million gain on sale of an unconsolidated joint venture. Net income in 2014 included $15.6 million of net gain on the sale of consolidated hotels.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Year-to-Date Operating Results
RevPAR for our 39 same-store hotels increased 10.1% (to $145.18) from the same period in 2014. The change reflects a 6.5% increase in ADR (to $186.24) and a 3.4% increase in occupancy (to 78.0%). Hotel EBITDA for our 39 same-store hotels increased 18.9% to $124.1 million, and Hotel EBITDA margin for these properties increased 222 basis points to 30.0%.
Same-store Adjusted EBITDA increased 22.0% to $114.3 million from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) increased 8.4% to $119.6 million from the same period in 2014.
Adjusted FFO was $57.6 million ($0.43 per share), compared to $37.0 million ($0.29 per share) for the same period in 2014. Net loss attributable to common stockholders was $20.2 million ($0.15 per share) in 2015, compared to a net loss of $9.9 million ($0.08 per share) for the same period in 2014. Net loss in 2015 included $30.9 million in debt extinguishment charges offset by a $16.3 million net gain on the sale of consolidated hotels and a $7.1 million gain on sale of an unconsolidated joint venture. Net loss in 2014 included $21.5 million of net gain on the sale of consolidated hotels.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Repositioning
As part of our portfolio repositioning program, we have sold 39 non-strategic hotels for total gross proceeds of $816 million (reflects our pro rata share) since December 2010. We have one remaining hotel to sell.
During the second quarter, we sold three hotels - the 274-room Embassy Suites Charlotte (of which we owned 50%), the 216-room Embassy Suites San Antonio - NW I-10 and the 260-room Embassy Suites Austin - Central for total gross proceeds of $90 million in separate transactions.
In July, we sold the Holiday Inn Orlando - Airport for gross proceeds of $14 million. We have entered into a contract to sell our last remaining non-strategic hotel, the 262-room Embassy Suites Chicago - Lombard, and expect to close the sale in the third quarter.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Capital Expenditures
During the quarter, we invested $13.2 million in capital improvements at our hotels (excluding The Knickerbocker, in which we invested $11.5 million during the quarter). During 2015, we plan to invest approximately $45 million in capital improvements and renovations, concentrated at five hotels, as part of our long-term capital plan. Please see page 12 of this release for more detail on renovations.
Balance Sheet
As of June 30, 2015, we had $1.5 billion of consolidated debt bearing a 5.0% weighted-average interest rate and an eight-year weighted-average maturity. We had $106.1 million of cash and cash equivalents and $23.6 million of restricted cash, of which $6.3 million secured our Knickerbocker construction loan. We received an additional $16.8 million in proceeds on July 1, 2015 for a hotel sold on June 30, 2015.
During the quarter, we significantly reduced our cost of debt, mitigated future market risk and further staggered our maturity profile. We now have no material debt maturing until 2020 and a weighted average debt maturity of 2023. Our weighted average cost of debt is more than 125 basis points lower than at December 31, 2013. In addition, we now have 19 unencumbered properties, ten more than at March 31, 2015. The following second quarter transactions helped us achieve this improvement:

•
On April 14, 2015, we issued 18.4 million shares of our common stock for net proceeds of approximately $199 million. On May 14, 2015, we redeemed all $170 million of our 8.0% Series C Cumulative Preferred Stock.

•
On May 21, 2015, we issued $475 million in aggregate principal amount of our 6.0% senior notes due 2025. We used the net proceeds from the new senior notes, together with cash on hand and funds drawn under our line of credit, to purchase and redeem our $525 million of 6.75% senior secured notes due 2019.

•
On June 9, 2015, we amended and restated our secured line of credit to expand our borrowing capacity from $225 million to $400 million. The amended facility matures in June 2020 (extended from June 2017), including an optional one-year extension that is subject to certain conditions. Funds drawn under the line of credit bear interest at LIBOR (no floor) plus an applicable margin ranging from 225 to 275 basis points (reduced from 337.5 basis points), depending on our leverage. The facility is secured by mortgages on seven hotels.

•	During the quarter, we repaid a $140 million loan and a $49 million loan (both would have otherwise matured in 2017) using asset sale proceeds and funds drawn under our line of credit.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Common Dividend
During the second quarter, we declared a $0.04 per share common stock dividend, which was paid in July. Future quarterly common stock dividends will be determined by our Board of Directors based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
We increased the mid-point of our RevPAR, Adjusted EBITDA and Adjusted FFO per share outlook to account for second quarter results, updated timing of asset sales and recent balance sheet accomplishments. Demand growth reflects strength in both the leisure and corporate segments, which we expect will continue. Occupancy should increase as demand growth continues to outpace new supply. Average occupancy for the U.S. is at record levels, allowing for accelerating ADR growth. Our projected RevPAR growth exceeds projected overall industry RevPAR growth because of our high-quality and diverse portfolio, which is over-weighted to higher-growth markets with favorable fundamentals.

Our outlook assumes we sell our sole remaining non-strategic hotel during the third quarter. Our outlook also assumes EBITDA for the Wyndham hotels equals the aggregate amounts guaranteed by Wyndham for the year.

For the year 2015, we expect:

•	RevPAR for same-store hotels will increase 8.75 - 9.5%;

•	Adjusted EBITDA will be $242.0 million - 247.5 million;

•	Adjusted FFO per share will be $0.86 - 0.90;

•	Net income attributable to FelCor will be $18.6 million - 24.0 million; and

•	Interest expense, including our pro rata share from joint ventures, will be approximately $83.5 million.

The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
Previous Adjusted EBITDA (40 hotels)(a)	$232.5	$235.5	$238.5
Improved operations	1.0	0.5	—
Current Adjusted EBITDA (40 hotels)(a)	$233.5	$236.0	$238.5
2015 EBITDA of non-strategic hotels(b)	8.5	8.8	9.0
2015 Adjusted EBITDA	$242.0	$244.8	$247.5

(a)	Includes The Knickerbocker, which opened in February 2015.

(b)	Forecasted EBITDA for eight non-strategic hotels from January 1, 2015 through the actual or assumed sale dates.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our second quarter earnings Conference Call on Tuesday, July 28, 2015 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and six months ended June 30, 2015.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenue:
Room	$182,066	$200,238	$344,372	$370,067
Food and beverage	42,151	45,471	81,995	85,256
Other operating departments	11,832	12,570	22,967	23,978
Other revenue	5,054	1,236	5,464	1,563
Total revenues	241,103	259,515	454,798	480,864
Expenses:
Hotel departmental expenses:
Room	44,423	50,585	86,934	97,318
Food and beverage	31,278	33,066	61,974	64,253
Other operating departments	4,331	5,977	8,780	11,580
Other property related costs	57,791	62,912	114,686	124,490
Management and franchise fees	9,202	10,160	18,287	19,173
Taxes, insurance and lease expense	16,579	26,992	31,555	50,625
Corporate expenses	6,530	7,647	15,103	15,472
Depreciation and amortization	28,750	29,082	56,522	58,683
Other expenses	1,411	2,114	5,639	4,128
Total operating expenses	200,295	228,535	399,480	445,722
Operating income	40,808	30,980	55,318	35,142
Interest expense, net	(20,278)	(24,495)	(39,759)	(49,722)
Debt extinguishment	(30,823)	(27)	(30,896)	(33)
Other gains, net	166	100	166	100
Income (loss) before equity in income from unconsolidated entities	(10,127)	6,558	(15,171)	(14,513)
Equity in income from unconsolidated entities	7,513	2,766	7,662	3,409
Income (loss) from continuing operations	(2,614)	9,324	(7,509)	(11,104)
Income (loss) from discontinued operations	(83)	5	(79)	140
Income (loss) before gain (loss) on sale of property	(2,697)	9,329	(7,588)	(10,964)
Gain (loss) on sale of property, net	(550)	15,626	16,337	21,083
Net income (loss)	(3,247)	24,955	8,749	10,119
Net loss (income) attributable to noncontrolling interests in other partnerships	247	(262)	(4,632)	(184)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	75	(71)	89	50
Preferred distributions - consolidated joint venture	(359)	(341)	(707)	(522)
Net income (loss) attributable to FelCor	(3,284)	24,281	3,499	9,463
Preferred dividends	(7,903)	(9,678)	(17,581)	(19,356)
Redemption of preferred stock	(6,096)	—	(6,096)	—
Net income (loss) attributable to FelCor common stockholders	$(17,283)	$14,603	$(20,178)	$(9,893)
Basic and diluted per common share data:
Income (loss) from continuing operations	$(0.12)	$0.12	$(0.15)	$(0.08)
Net income (loss)	$(0.12)	$0.12	$(0.15)	$(0.08)
Basic weighted average common shares outstanding	140,322	124,169	132,465	124,158
Diluted weighted average common shares outstanding	140,322	125,386	132,465	124,158

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2015	2014
Assets
Investment in hotels, net of accumulated depreciation of $865,502 and $850,687 at June 30, 2015 and December 31, 2014, respectively	$1,724,543	$1,599,791
Hotel development	51,191	297,466
Investment in unconsolidated entities	11,343	15,095
Hotels held for sale	36,173	47,145
Cash and cash equivalents	106,107	47,147
Restricted cash	23,560	20,496
Accounts receivable, net of allowance for doubtful accounts of $189 and $241 at June 30, 2015 and December 31, 2014, respectively	53,427	27,805
Deferred expenses, net of accumulated amortization of $5,692 and $17,111 at June 30, 2015 and December 31, 2014, respectively	26,308	25,827
Other assets	19,308	23,886
Total assets	$2,051,960	$2,104,658
Liabilities and Equity
Debt	$1,535,256	$1,585,867
Distributions payable	12,406	13,827
Accrued expenses and other liabilities	135,912	135,481
Total liabilities	1,683,574	1,735,175
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at June 30, 2015 and December 31, 2014	6,041	6,616
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at June 30, 2015 and December 31, 2014	309,337	309,337
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2014	—	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 143,328 and 124,605 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,433	1,246
Additional paid-in capital	2,561,854	2,353,666
Accumulated deficit	(2,562,464)	(2,530,671)
Total FelCor stockholders’ equity	310,160	302,990
Noncontrolling interests in other partnerships	8,997	18,435
Preferred equity in consolidated joint venture, liquidation value of $43,898 and $42,094 at June 30, 2015 and December 31, 2014, respectively	43,188	41,442
Total equity	362,345	362,867
Total liabilities and equity	$2,051,960	$2,104,658

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	June 30, 2015	December 31, 2014
Senior unsecured notes	—	6.00	June 2025	$475,000	$—
Senior secured notes	9	5.625	March 2023	$525,000	$525,000
Mortgage debt(a)	4	4.95	October 2022	$123,422	$124,278
Mortgage debt	1	4.94	October 2022	$30,973	$31,228
Line of credit	7	LIBOR + 2.75	June 2019(b)	$316,000	$—
The Knickerbocker loan:(c)
Construction tranche	1	LIBOR + 4.00	May 2016	58,562	58,562
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	6,299	6,299
Retired debt	—	—	—	—	840,500
Total	22			$1,535,256	$1,585,867

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(b)	Our $400 million line of credit can be extended for one year (to 2020), subject to satisfying certain conditions.

(c)	This construction loan (total capacity of $85.0 million) was obtained to finance the redevelopment of The Knickerbocker, and can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	June 30, 2015
Debt	Balance	Encumbered Hotels
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Mortgage debt	$27	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$23	Birmingham - ES
Mortgage debt	$38	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Line of credit	$316	Austin - DTG, Boston Copley - FM, Charleston Mills House - WYN, LA LAX S - ES, Santa Monica at the Pier - WYN, SF Union Square - MAR and St. Petersburg Vinoy - REN
Construction loan	$65	The Knickerbocker

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Improvements and additions to majority-owned hotels	$12,274	$19,415	$25,757	$48,032
Partners’ pro rata share of additions to consolidated joint venture hotels	(1)	(166)	(25)	(260)
Pro rata share of additions to unconsolidated hotels	969	781	1,273	1,404
Total additions to hotels(a)	$13,242	$20,030	$27,005	$49,176

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2015

	Primary Areas	Start Date	End Date
Myrtle Beach - HLT	meeting space, new F&B outlet	Dec-2014	Feb-2015
LAX- ES(a)	public areas, F&B, meeting space	Feb-2014	May-2015
Nashville - HI	guestrooms, public areas, F&B	Aug-2014	July-2015
New Orleans - French Quarter Chateau Lemoyne - HI	guestrooms, public areas, exterior	May-2015	Dec-2015
Vinoy Resort & Golf Club - REN	meeting space, F&B, golf shop	Nov-2015	Jan-2016

(a)	Guestrooms renovation completed in 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Supplemental Financial Data
(in thousands, except per share data)

	June 30,	December 31,
Total Enterprise Value	2015	2014
Common shares outstanding	143,328	124,605
Units outstanding	611	611
Combined shares and units outstanding	143,939	125,216
Common stock price	$9.88	$10.82
Market capitalization	$1,422,117	$1,354,837
Series A preferred stock(a)	309,337	309,337
Series C preferred stock(a)	—	169,412
Preferred equity - Knickerbocker joint venture, net(b)	41,029	39,370
Consolidated debt(b)	1,535,256	1,585,867
Noncontrolling interests of consolidated debt	(2,928)	(2,928)
Pro rata share of unconsolidated debt	11,560	17,096
Hotel development(c)	(51,191)	(297,466)
Outstanding proceeds from sale of hotel(d)	(16,783)	—
Cash, cash equivalents and restricted cash(e)	(129,667)	(67,643)
Total enterprise value (TEV)	$3,118,730	$3,107,882

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	A portion of the Knickerbocker investment was placed in service during the first six months of 2015.

(d)	Hotel was sold June 30, 2015 and proceeds were received July 1, 2015.

(e)	Restricted cash includes $6.3 million of cash fully securing $6.3 million of outstanding debt assumed when we purchased The Knickerbocker.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Hotel Portfolio Composition

Brand	Hotels	Rooms	2014 Hotel Operating Revenue (in thousands)	2014 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$282,866	$94,990
Wyndham and Wyndham Grand	8	2,528	125,354	43,122
Renaissance and Marriott	3	1,321	128,770	26,086
DoubleTree by Hilton and Hilton	3	802	45,383	15,483
Sheraton	2	673	39,639	10,622
Fairmont	1	383	53,451	10,010
Holiday Inn	2	968	51,511	8,966
Morgans and Royalton	2	285	33,895	3,314
Same-store hotels(b)	39	11,942	$760,869	$212,593

Market
San Francisco area	5	1,903	$139,692	$39,466
Boston	3	916	85,670	21,832
South Florida	3	923	55,561	17,007
Los Angeles	2	481	28,696	12,404
Myrtle Beach	2	640	41,149	12,218
Philadelphia	2	728	38,680	9,630
Tampa	1	361	49,358	9,301
New York area	3	546	48,456	7,259
Other markets	18	5,444	273,607	83,476
Same-store hotels(b)	39	11,942	$760,869	$212,593

Location
Urban	17	5,310	$360,177	$97,584
Resort	9	2,733	203,370	51,679
Airport	8	2,621	136,144	43,204
Suburban	5	1,278	61,178	20,126
Same-store hotels(b)	39	11,942	$760,869	$212,593

(a)	Hotel EBITDA is more fully described on page 25.

(b)	Excludes The Knickerbocker, which opened in February 2015, and two hotels held for sale at June 30, 2015.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	83.1	81.7	1.7	82.1	79.3	3.6
Wyndham and Wyndham Grand	81.1	77.4	4.9	75.1	70.2	7.0
Renaissance and Marriott	71.9	76.3	(5.8)	76.3	76.0	0.5
DoubleTree by Hilton and Hilton	82.4	82.8	(0.5)	75.8	73.7	2.9
Sheraton	77.5	75.5	2.5	68.2	66.0	3.2
Fairmont	84.3	83.9	0.5	73.0	71.3	2.4
Holiday Inn	82.0	85.1	(3.6)	76.1	74.8	1.6
Morgans and Royalton	87.9	91.0	(3.3)	80.9	85.2	(5.1)
Same-store hotels (39)(a)	81.1	80.5	0.8	78.0	75.4	3.4
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	172.23	162.07	6.3	175.57	164.31	6.9
Wyndham and Wyndham Grand	187.05	164.91	13.4	173.83	155.86	11.5
Renaissance and Marriott	233.86	227.30	2.9	243.39	231.96	4.9
DoubleTree by Hilton and Hilton	164.09	160.29	2.4	163.36	158.52	3.1
Sheraton	160.27	153.06	4.7	145.45	142.37	2.2
Fairmont	361.24	330.56	9.3	314.81	292.78	7.5
Holiday Inn	176.23	160.13	10.1	166.54	147.99	12.5
Morgans and Royalton	310.72	331.94	(6.4)	276.31	297.97	(7.3)
Same-store hotels (39)(a)	190.42	178.94	6.4	186.24	174.91	6.5
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
Embassy Suites Hotels	143.05	132.35	8.1	144.14	130.22	10.7
Wyndham and Wyndham Grand	151.76	127.59	18.9	130.51	109.40	19.3
Renaissance and Marriott	168.13	173.47	(3.1)	185.73	176.20	5.4
DoubleTree by Hilton and Hilton	135.23	132.72	1.9	123.81	116.77	6.0
Sheraton	124.15	115.62	7.4	99.16	94.03	5.4
Fairmont	304.48	277.30	9.8	229.76	208.76	10.1
Holiday Inn	144.48	136.21	6.1	126.68	110.75	14.4
Morgans and Royalton	273.23	301.98	(9.5)	223.50	253.93	(12.0)
Same-store hotels (39)(a)	154.48	143.98	7.3	145.18	131.85	10.1

(a)	Excludes The Knickerbocker, which opened in February 2015, and two hotels held for sale at June 30, 2015.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	88.5	85.1	4.0	85.5	78.6	8.9
Boston	83.3	85.3	(2.4)	74.9	73.4	2.1
South Florida	83.8	84.9	(1.2)	88.5	88.0	0.6
Los Angeles	83.7	85.0	(1.5)	82.6	83.9	(1.6)
Myrtle Beach	77.7	78.4	(0.9)	65.9	62.0	6.2
Philadelphia	77.8	77.8	—	63.6	66.2	(4.0)
Tampa	84.3	84.8	(0.6)	86.5	85.5	1.2
New York area	84.8	88.0	(3.6)	77.6	79.9	(2.9)
Other markets	77.8	76.4	1.7	76.4	73.4	4.1
Same-store hotels (39)(a)	81.1	80.5	0.8	78.0	75.4	3.4
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	218.46	203.56	7.3	212.78	196.51	8.3
Boston	282.79	251.50	12.4	245.23	223.48	9.7
South Florida	153.74	148.46	3.6	189.14	177.73	6.4
Los Angeles	187.53	172.22	8.9	179.09	165.81	8.0
Myrtle Beach	171.84	170.84	0.6	147.79	148.21	(0.3)
Philadelphia	184.47	152.10	21.3	167.29	143.46	16.6
Tampa	210.15	194.20	8.2	231.41	210.17	10.1
New York area	256.29	265.24	(3.4)	234.96	249.10	(5.7)
Other markets	163.95	155.69	5.3	163.88	154.63	6.0
Same-store hotels (39)(a)	190.42	178.94	6.4	186.24	174.91	6.5
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	%Variance	2015	2014	%Variance
San Francisco area	193.39	173.22	11.6	182.02	154.42	17.9
Boston	235.54	214.52	9.8	183.76	163.97	12.1
South Florida	128.91	125.98	2.3	167.44	156.41	7.1
Los Angeles	156.94	146.34	7.2	148.01	139.19	6.3
Myrtle Beach	133.53	133.98	(0.3)	97.38	91.94	5.9
Philadelphia	143.44	118.32	21.2	106.31	94.98	11.9
Tampa	177.09	164.67	7.5	200.18	179.62	11.4
New York area	217.42	233.33	(6.8)	182.29	198.94	(8.4)
Other markets	127.48	119.01	7.1	125.24	113.46	10.4
Same-store hotels (39)(a)	154.48	143.98	7.3	145.18	131.85	10.1

(a)	Excludes The Knickerbocker, which opened in February 2015, and two hotels held for sale at June 30, 2015.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Same-store hotels (39)(a)	80.5	80.3	72.0	74.7	81.1

	ADR ($)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Same-store hotels (39)(a)	178.94	179.06	175.83	181.65	190.42

	RevPAR ($)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
Same-store hotels (39)(a)	143.98	143.71	126.57	135.78	154.48

(a)	Excludes The Knickerbocker, which opened in February 2015, and two hotels held for sale at June 30, 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2015			2014
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(3,247)			$24,955
Noncontrolling interests	322			(333)
Preferred dividends	(7,903)			(9,678)
Redemption of preferred stock	(6,096)			—
Preferred distributions - consolidated joint venture	(359)			(341)
Net income (loss) attributable to FelCor common stockholders	(17,283)			14,603
Less: Dividends declared on unvested restricted stock	(13)			(2)
Less: Undistributed earnings allocated to unvested restricted stock	—			(6)
Basic earnings per share data	(17,296)	140,322	$(0.12)	14,595	124,169	$0.12
Restricted stock units	—	—	—	—	1,217	—
Diluted earnings per share data	(17,296)	140,322	(0.12)	14,595	125,386	0.12
Depreciation and amortization	28,750	—	0.21	29,082	—	0.23
Depreciation, unconsolidated entities and other partnerships	546	—	—	2,700	—	0.02
Gain on sale of hotel in unconsolidated entity	(7,113)	—	(0.05)	—	—	—
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	631	—	—	(15,541)	—	(0.12)
Other gains, net	(100)	—	—	(100)	—	—
Noncontrolling interests in FelCor LP	(75)	611	—	71	614	(0.01)
Dividends declared on unvested restricted stock	13	—	—	2	—	—
Undistributed earnings allocated to unvested restricted stock	—	—	—	6	—	—
Conversion of unvested restricted stock and units	—	1,535	—	—	11	—
FFO	5,356	142,468	0.04	30,815	126,011	0.24
Debt extinguishment	30,823	—	0.22	25	—	—
Debt extinguishment, unconsolidated entities	330	—	—	—	—	—
Severance costs	—	—	—	3	—	—
Variable stock compensation	(72)	—	—	854	—	0.01
Redemption of preferred stock	6,096	—	0.04	—	—	—
Contract dispute recovery	(3,717)	—	(0.03)	—	—	—
Pre-opening costs, net of noncontrolling interests	523	—	0.01	1,206	—	0.01
Adjusted FFO	$39,339	142,468	$0.28	$32,903	126,011	$0.26

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Reconciliation of Net Income to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2015				2014
	Dollars	Shares		Per Share Amount	Dollars	Shares		Per Share Amount
Net income	$8,749				$10,119
Noncontrolling interests	(4,543)				(134)
Preferred distributions - consolidated joint venture	(707)				(522)
Redemption of preferred stock	(6,096)				—
Preferred dividends	(17,581)				(19,356)
Net loss attributable to FelCor common stockholders	(20,178)				(9,893)
Less: Dividends declared on unvested restricted stock	(26)				(3)
Basic and diluted earnings per share data	(20,204)	132,465		$(0.15)	(9,896)	124,158		$(0.08)
Depreciation and amortization	56,522	—	—	0.42	58,683	—	—	0.47
Depreciation, discontinued operations and unconsolidated entities	1,258	—		0.01	5,374	—		0.04
Other gains, net	(100)	—		—	(100)	—		—
Gain on sale of hotel in unconsolidated entity	(7,113)	—		(0.05)	—	—		—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(11,249)	—		(0.09)	(21,361)	—		(0.17)
Noncontrolling interests in FelCor LP	(89)	611		—	(50)	616		—
Dividends declared on unvested restricted stock	26	—		—	3	—		—
Conversion of unvested restricted stock and units	—	1,366		—	—	1,029		—
FFO	19,051	134,442		0.14	32,653	125,803		0.26
Debt extinguishment, including discontinued operations, net of noncontrolling interests	30,895	—		0.23	276	—		—
Debt extinguishment, unconsolidated entities	330	—		—	—	—		—
Severance costs	—	—		—	403	—		—
Variable stock compensation	925	—		0.01	1,419	—		0.01
Redemption of preferred stock	6,096	—		0.05	—	—		—
Contract dispute recovery	(3,717)	—		(0.03)	—	—		—
Pre-opening costs, net of noncontrolling interests	4,047	—		0.03	2,259	—		0.02
Adjusted FFO	$57,627	134,442		$0.43	$37,010	125,803		$0.29

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$(3,247)	$24,955	$8,749	$10,119
Depreciation and amortization	28,750	29,082	56,522	58,683
Depreciation, unconsolidated entities and other partnerships	546	2,700	1,258	5,374
Interest expense	20,284	24,509	39,770	49,751
Interest expense, discontinued operations and unconsolidated entities	141	647	343	1,390
Noncontrolling interests in other partnerships	247	(262)	(4,632)	(184)
EBITDA	46,721	81,631	102,010	125,133
Debt extinguishment, including discontinued operations, net of noncontrolling interests	30,823	25	30,895	276
Debt extinguishment, unconsolidated entities	330	—	330	—
Gain on sale of hotel in unconsolidated entity	(7,113)	—	(7,113)	—
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	631	(15,541)	(11,249)	(21,361)
Other gains, net	(100)	(100)	(100)	(100)
Amortization of fixed stock and directors’ compensation	1,701	1,171	3,563	2,292
Severance costs	—	3	—	403
Variable stock compensation	(72)	854	925	1,419
Contract dispute recovery	(3,717)	—	(3,717)	—
Pre-opening costs, net of noncontrolling interests	523	1,206	4,047	2,259
Adjusted EBITDA	69,727	69,249	119,591	110,321
Adjusted EBITDA from hotels disposed, held for sale and recently opened	(2,063)	(8,798)	(5,264)	(16,609)
Same-store Adjusted EBITDA	$67,664	$60,451	$114,327	$93,712

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Same-store operating revenue:
Room	$167,875	$156,470	$313,808	$284,983
Food and beverage	40,146	38,294	78,253	70,547
Other operating departments	11,571	11,017	22,220	20,805
Same-store operating revenue(a)	219,592	205,781	414,281	376,335
Same-store operating expense:
Room	40,251	39,059	78,210	74,539
Food and beverage	29,222	27,767	58,098	53,496
Other operating departments	4,226	5,164	8,468	9,969
Other property related costs	51,865	48,070	102,574	94,351
Management and franchise fees	8,447	7,707	16,540	14,386
Taxes, insurance and lease expense	13,821	12,926	26,251	25,175
Same-store operating expense(a)	147,832	140,693	290,141	271,916
Hotel EBITDA	$71,760	$65,088	$124,140	$104,419
Hotel EBITDA Margin	32.7%	31.6%	30.0%	27.7%

(a)	Excludes The Knickerbocker, which opened in February 2015, and two hotels held for sale at June 30, 2015.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Same-store operating revenue	$219,592	$205,781	$414,281	$376,335
Other revenue	5,054	1,236	5,464	1,563
Revenue from hotels disposed, held for sale and recently opened(a)	16,457	52,498	35,053	102,966
Total revenue	241,103	259,515	454,798	480,864
Same-store operating expense	147,832	140,693	290,141	271,916
Consolidated hotel lease expense(b)	2,134	13,296	4,238	23,687
Unconsolidated taxes, insurance and lease expense	(604)	(1,985)	(1,176)	(3,951)
Corporate expenses	6,530	7,647	15,103	15,472
Depreciation and amortization	28,750	29,082	56,522	58,683
Expenses from hotels disposed, held for sale and recently opened(a)	14,242	37,688	29,013	75,787
Other expenses	1,411	2,114	5,639	4,128
Total operating expense	200,295	228,535	399,480	445,722
Operating income	$40,808	$30,980	$55,318	$35,142

(a)
Under GAAP, we include the operating performance for disposed, held for sale and recently opened hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Reconciliation of Forecasted Net Income attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2015 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$18.6		$24.0
Redemption of preferred stock	(6.1)		(6.1)
Preferred dividends	(30.1)		(30.1)
Net income loss attributable to FelCor common stockholders	(17.6)	$(0.12)	(12.2)	$(0.09)
Gains on hotel sales, net(b)	(18.4)		(18.4)
Depreciation(c)	117.4		117.4
FFO	$81.4	$0.58	$86.8	$0.62
Pre-opening costs	4.0		4.0
Redemption of preferred stock	6.1		6.1
Contract dispute recovery	(3.7)		(3.7)
Variable stock compensation	0.9		0.9
Early extinguishment of debt	31.3		31.3
Adjusted FFO	$120.0	$0.86	$125.4	$0.90

Net income attributable to FelCor(b)	$18.6		$24.0
Depreciation(c)	117.4		117.4
Interest expense(c)	83.5		83.5
Preferred distributions - consolidated joint venture	1.4		1.5
EBITDA	$220.9		$226.4
Amortization of stock compensation	7.0		7.0
Gains on hotel sales, net(b)	(18.4)		(18.4)
Pre-opening costs	4.0		4.0
Contract dispute recovery	(3.7)		(3.7)
Variable stock compensation	0.9		0.9
Early extinguishment of debt	31.3		31.3
Adjusted EBITDA	$242.0		$247.5

(a)	Weighted average shares are 139.2 million.

(b)	Excludes any gains or losses on future asset or capital transactions.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2015 Operating Results
July 28, 2015

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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